UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                             AFP Imaging Corporation
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1)     Title of each class of securities to which transaction applies:
         2)     Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)     Proposed maximum aggregate value of transaction:
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[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:


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

                             AFP Imaging Corporation

                    Notice of Annual Meeting of Shareholders
                                December 10, 2004


To the Shareholders of
 AFP Imaging Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of AFP Imaging Corporation (the "Company") will be held at the offices of the Company, located at 250 Clearbrook Road, Elmsford, New York, on Friday, December 10, 2004, commencing at 9:00 a.m. (local time), for the following purposes:

1. To elect four persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2. To consider and act upon a proposal to approve the Company's 2004 Equity Incentive Plan;

3. To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation; and

4. To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only shareholders of record on the books of the Company at the close of business on October 28, 2004 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.


                                        By Order of the Board of Directors,


                                        David Vozick, Secretary

November 12, 2004
Elmsford, New York

  Each shareholder is urged to complete, date, sign and return the accompanying proxy card to assure that the shareholder's vote will be counted.

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

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             AFP Imaging Corporation
                               250 Clearbrook Road
                            Elmsford, New York 10523

                                 Proxy Statement
                         Annual Meeting of Shareholders
                                December 10, 2004

The 2004 Annual Meeting of Shareholders of AFP Imaging Corporation, a New
York corporation, will be held on Friday, December 10, 2004, at the offices of the Company, located at 250 Clearbrook Road, Elmsford, New York, commencing at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our shareholders is November 12, 2004.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a shareholder's ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to AFP Imaging Corporation and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the shareholders of our company.

Record Date

We have established October 28, 2004 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. The shareholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had 9,399,617 issued and outstanding shares of our common stock as of the record date. Accordingly, there are 9,399,617 votes eligible to be cast at the annual meeting.

The election of directors (proposal number 1) is by a plurality of votes cast. Approval of our 2004 Equity Incentive Plan (proposal number 2) requires the affirmative vote of a majority of the votes actually cast on such matter. Approval of the amendment to our certificate of incorporation requires the affirmative vote of a majority of the votes entitled to be cast at the annual meeting.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non-votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, the effect of abstentions and broker non-votes is the same as a vote "against" the amendment to our certificate of incorporation (proposal 3) while abstentions and non-votes will have no effect on the vote on all of the other proposals scheduled for vote at the annual meeting. Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers control approximately 37.6% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the director-nominees and company proposals being considered at the annual meeting.

Quorum

We must have a quorum in order to carry on business at the annual meeting.
Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 4,699,809 shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party. If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy card. You may revoke your proxy at any time before it is voted by:

     o    submitting a new proxy with a later date;

     o    by voting in person at the annual meeting; or

     o by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.


                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our common stock is the only class of our voting securities presently outstanding.

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the record date for the annual meeting by:

     o each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

     o    each of our "named executive officers" and directors, and

     o    all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this proxy statement concerning proposal number 1.


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

Except as otherwise indicated in the notes to the following table,

     o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

     o the address for each beneficial owner listed in the table is AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

                                                                          Amount and Nature of          Percentage of
Name and Address of Shareholder                                           Beneficial Ownership       Outstanding Shares
-------------------------------                                           --------------------       ------------------
David Vozick (1).......................................................      1,376,603 (2)                  14.6
Donald Rabinovitch (3).................................................      1,323,803 (4)                  14.0
Robert A. Blatt (5)....................................................        780,963 (6)                   8.2
Elise Nissen (7).......................................................        144,000 (8)                   1.5
Jack Becker (9)........................................................        122,522 (10)                  1.3
Aida McKinney (11).....................................................        114,500 (12)                  1.2

All executive officers and directors as a group (six persons)..........      3,862,391 (13)                 39.5
__________

     (1) Mr. Vozick is our chairman of the board, co-chief executive officer, secretary and treasurer.

     (2) Includes 140,000 shares of our common stock owned of record by Mr. Vozick's family foundation, of which Mr. Vozick has shared voting and dispositive powers with his spouse. Mr. Vozick disclaims beneficial ownership to the shares owned by Mr. Vozick's family foundation. Does not include 150,000 shares issuable upon exercise of an option granted to Mr. Vozick which requires the occurrence of specified events in order to become exercisable.

     (3) Mr. Rabinovitch is our president, co-chief executive officer and one of our directors.

     (4) Includes (a) 66,000 shares of our common stock held in the name of Mr. Rabinovitch's spouse as custodian for Mr. Rabinovitch's children, and
          (b) 125,000 shares of our common stock owned of record by Mr. Rabinovitch's family foundation, of which Mr. Rabinovitch has shared voting and dispositive powers with his spouse. Mr. Rabinovitch disclaims beneficial ownership to the shares owned by Mr. Rabinovitch's family foundation. Does not include 150,000 shares issuable upon exercise of an option granted to Mr. Rabinovitch which requires the occurrence of specified events in order to become exercisable.

     (5) Mr. Blatt is one of our directors. The address for Mr. Blatt is 1890 Palmer Avenue, Larchmont, New York 10538.

     (6) Includes 77,000 shares which are issuable upon exercise of options granted to Mr. Blatt, which shares are exercisable within the 60 days following the date of this proxy statement.

     (7)  Ms. Nissen is our chief financial officer.

     (8) Includes 89,000 shares which are issuable upon exercise of options granted to Ms. Nissen, which shares are exercisable within the 60 days following the date of this proxy statement.

     (9) Mr. Becker is one of our directors. The address for Mr. Becker c/o Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158.

     (10) Includes (a) 25,000 shares owned of record by Snow Becker Krauss P.C., a law firm which acts as our outside general counsel and of which Mr. Becker is a principal, and (b) 90,500 shares of our common stock issuable upon exercise of options granted to Mr. Becker, which shares are exercisable within the 60 days following the date of this proxy statement.

     (11) Ms. McKinney is our vice-president of administration.

     (12) Includes 69,500 shares of our common stock issuable upon exercise of options granted to Ms. McKinney, which shares are exercisable within the 60 days following the date of this proxy statement.

     (13) Includes those shares beneficially owned by our current executive officers and directors, as set forth in notes (2), (4), (6), (8), (10) and (12).


                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

Four individuals are to be elected as directors of our company at the annual meeting, each to hold office until the next annual meeting of shareholders, unless he shall resign, become disqualified, disabled or shall otherwise be removed from office. Our board of directors has nominated each of the following persons for election as directors at the annual meeting:

                    Robert A. Blatt                Jack Becker
                    Donald Rabinovitch             David Vozick


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

Shares represented by executed proxy cards in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the above-stated nominees, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of these nominees will be unavailable or, if elected, will decline to serve. Only a plurality of votes cast are necessary for the election of the directors.

Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of the director-nominees, based on information provided to us by them.

                                    Principal Positions and                                                      Director
Name                        Age     Offices with our Company                                                       Since
----                        ---     ------------------------                                                       -----
Robert A. Blatt             63      Director                                                                       1995
Jack Becker                 69      Director                                                                       1997
Aida McKinney               48      Vice-President of Administration                                                N/A
Elise Nissen                50      Chief Financial Officer                                                         N/A
Donald Rabinovitch          58      President, Co-Chief Executive Officer                                          1978
David Vozick                64      Chairman of the Board, Co-Chief Executive Officer, Secretary and Treasurer     1978

Robert A. Blatt is the chairman and majority owner of CRC Group, Inc., a developer, owner and operator of commercial real estate. Mr. Blatt has been a member (seat-holder) of the New York Stock Exchange, Inc. since 1985. Mr. Blatt is a director, vice-president and chairman of the finance committee of MTR Gaming Group, Inc., a Nasdaq-listed company (NASDQ: MNTG). Mr. Blatt is the chief executive officer and managing member of New England National, LLC, an entity which filed a voluntary petition under Chapter 11 of the federal bankruptcy laws (District of Connecticut) in August 2002. Mr. Blatt has indicated to us that this bankruptcy filing was necessitated by a court's upholding the imposition of real estate taxes at rates applicable to golf courses, rather than vacant land, for periods prior to the entity's development of the property. He is a member of the State Bar of California.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., our outside general counsel. He has served since 1969 as a director of Paxar Corporation, a New York Stock Exchange-listed company (NYSE: PXR) providing value added identification and tracking solutions to retailers, apparel manufacturers and selected markets.

Aida McKinney has served as our vice president of administration since 1986. From 1980 to 1986, she served as our administrative manager.

Elise Nissen has served as our chief financial officer since 1997. From 1982 to 1997, she served as our vice president of finance and controller.

Donald Rabinovitch has served as our president and co-chief executive officer, as well as one of our directors, since our formation in 1978. He was one of our original co-founders. Mr. Rabinovitch is a cousin of David Vozick.

David Vozick has served as chairman of our board of directors, secretary, treasurer and co-chief executive officer, as well as one of our directors, since our formation in 1978. He was one of our original co-founders. Mr. Vozick is a cousin of Donald Rabinovitch.

Director Compensation

We compensate our non-employee directors on a per meeting basis. We do not compensate our employee-directors in their capacities as directors. Accordingly, our non-employee directors, Robert Blatt and Jack Becker, each receive compensation based on each meeting of our board of directors that they attend. We compensated each of our non-employee directors with the payment of $2,500 and the grant of a ten-year option to purchase 3,000 shares of our common stock for each board meeting attended. The exercise price of such options is equal to the closing price of our common stock on the date of the attended meeting. Effective May 2004, this compensation was increased to a payment of $4,000 and a ten-year option to purchase 5,000 shares of our common stock per board meeting attended, with a mandatory requirement of four meetings per year. For our fiscal year ended June 30, 2004, we paid each of Messrs.
Blatt and Becker $10,000 and granted each of them options to purchase an aggregate of 12,000 shares of our common stock.

We also reimburse our directors for their reasonable expenses that they may incur for our benefit.

We also refer you to the subsections entitled "Executive Compensation" and "Certain Relationships and Transactions" for additional information concerning other compensation we have paid, or have agreed to pay, to certain of our directors in consideration for other services performed, or to be performed, on our behalf.

Committees of Our Board of Directors

Our board of directors has not established standing audit or compensation committees, nor committees performing similar functions, to assist it in the discharge of the board's duties.

Our board of directors has not established a nominating committee, nor did it adopt a nominating committee charter. Our board believes that its size negates the need for establishing a separate nominating committee. However, all of our board's nominees for election as directors of our company are approved by our directors who meet the definition of "independent" under the Marketplace Rules of The Nasdaq Stock Market. Our independent directors will consider recommendations for election as directors submitted by our shareholders. These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with our independent directors and entire board to discuss their qualifications for serving on our board. Our board has not established minimum qualifications for candidates recommended by our shareholders. Any determination to include a shareholder-recommended candidate as a board nominee remains a subjective determination to be made by our independent directors.

Shareholder Communications

Shareholders wishing to communicate to our board, other than to submit proposals for action at meetings of our shareholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to David Vozick, c/o AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523. The envelope delivering such written communications should be marked "Shareholder Communication."

Meetings of the Board of Directors

Our board of directors held four formal meetings during our fiscal year ended June 30, 2004. Each member of our board of directors attended all meetings of our board held during our fiscal year ended June 30, 2004.

Our board has not established any procedure with respect to director attendance at our annual meetings of shareholders.

Report of the Board of Directors on our Audited Financial Statements

This report of the audit committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference in such other filings.

We do not have an audit committee of our board of directors. We believe that each member of our board has the expertise and experience to adequately serve our shareholders' interests while serving as directors.

We note that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and the financial reporting processes. Goldstein Golub Kessler LLP is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. A director's responsibility is to monitor and oversee these processes.

We reviewed the audited financial statements of our company for the year ended June 30, 2004 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Our non-employee directors also were given the opportunity to meet separately with the independent auditors. Management and the auditors have represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. We also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 and discussed with the auditors such auditors' independence with respect to all services that it rendered to us.
We also discussed with the auditors any matters required to be discussed by Statement on Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based upon these reviews and discussions, we authorized and directed that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004.

Respectfully submitted,
Robert A. Blatt            Jack Becker
Donald Rabinovitch         David Vozick

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended June 30, 2004.

Executive Compensation

The following table sets forth, with respect to our fiscal years ended June 30, 2004, 2003 and 2002, all compensation earned, whether paid or otherwise accrued, by those persons serving our co-chief executive officers during our 2004 fiscal year and our other officers who were serving as executive officers of our company as of the close of business on June 30, 2004 and whose total annual salary and bonus earned during the twelve months ended June 30, 2004 exceeded $100,000.

                                                Summary Compensation Table
                                                                                                               Long-Term
                                                                                                             Compensation
                                                                           Annual Compensation                  Awards
                                                                           -------------------                  ------
                                                    Fiscal                                                    Securities
        Name and Principal                       Year Ended                               Other Annual        Underlying
             Position                              June 30,        Salary       Bonus     Compensation          Options
             --------                              --------        ------       -----     ------------          -------
David Vozick, Chairman of the Board,                 2004       $   246,299  $  50,000   $   9,682 (1)          30,000 (2)
   Co- Chief Executive Officer, Secretary            2003           278,464          0      52,329 (1)               0
   and Treasurer                                     2002           287,857          0      62,169 (1)               0

Donald Rabinovitch, Co-Chief Executive               2004       $   246,299  $  50,000   $  11,183 (1)          30,000 (2)
   Officer and President                             2003           278,464          0       7,055 (1)               0
                                                     2002           287,857          0       3,526 (1)               0

Elise Nissen, Chief Financial Officer                2004       $   121,908     20,000           0              15,000 (3)
                                                     2003           112,000          0           0                   0
                                                     2002           112,000      3,000           0                   0

Aida McKinney, Vice-President of                     2004           106,770     20,000           0              15,000 (3)
   Administration                                    2003            98,000          0           0                   0
                                                     2002            98,000      3,000           0                   0
__________

     (1) Represents premiums we paid on life and disability insurance policies which the named executive officer has the right to name the beneficiaries and automobile expense allowances.

     (2) Represents an option to purchase 30,000 shares of our common stock at an exercise price of $1.265 per share granted in May 2004.

     (3) Represents an option to purchase 15,000 shares of our common stock at an exercise price of $1.15 per share granted in May 2004.

Option Grants in Last Fiscal Year

The following table sets forth:

     o the number of shares underlying options we granted during our fiscal year ended June 30, 2004 to each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement,

     o the percentage that the option grant represents of the total options granted to all of our employees during our 2004 fiscal year,

     o    the per share exercise price of each option,

     o    the expiration date of each option, and

     o the potential realizable value of each option at assumed annual rates of stock appreciation from the date of grant to the expiration date.


                            Number         Percentage of                                    Potential Realizable Value at
                           of Shares       Total Options                                    Assumed Rates of Stock Price
                           Underlying     Granted to All    Exercise     Expiration         Appreciation for Option Term
        Name                Option           Employees        Price         Date                5%                10%
        ----                ------           ---------        -----         ----                --                ---
David Vozick                 30,000            12.7%        $ 1.265        5/13/14          $ 20,923           $ 51,534
Donald Rabinovitch           30,000            12.7           1.265        5/13/14            20,923             51,534
Elise Nissen                 15,000             6.4           1.15         5/13/14             9,510             23,425
Aida McKinney                15,000             6.4           1.15         5/13/14             9,510             23,425

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

None of the named executive officers listed in the Summary Compensation
Table contained in the "Executive Compensation" subsection of this proxy statement exercised any of their options during our the fiscal year ended June 30, 2004.

The following tables set forth:

     o the total number of unexercised options held, as of June 30, 2004, by each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement, separately identified between those exercisable and those not exercisable, and

     o the aggregate value of in-the-money, unexercised options held, as of June 30, 2004, by each of the named executive officers, separately identified between those exercisable and those not exercisable.

                                                              Number of                         Value of Unexercised
                                                         Unexercised Options                    In-the-Money Options
                                                         as of June 30, 2004                     as of June 30, 2004
Name                                               Exercisable       Unexercisable         Exercisable       Unexercisable
----                                               -----------       -------------         -----------       -------------
David Vozick ..................................        30,000            150,000            $ 7,050            $ 178,500
Donald Rabinovitch.............................        30,000            150,000              7,050              178,500
Elise Nissen...................................        89,000                  0            142,050                    0
Aida McKinney..................................        69,500                  0            120,113                    0

The value of unexercised in-the-money options is calculated by subtracting the aggregate exercise price of the options from the aggregate market price of the shares underlying the options as of June 30, 2004 of $1.50 per share.

Our Stock Plans and Other Outstanding Options and Warrants

We currently have outstanding options granted under two stock plans, our 1995 Stock Option Plan and 1999 Incentive Stock Option Plan. There were 1,100,000 shares of our common stock issuable upon exercise of options granted under the 1995 plan, and 500,000 shares issuable upon exercise of options granted under the 1999 plan, each as of the record date for the annual meeting. The 1995 plan has available for issuance 631,000 shares of our common stock and our 1999 plan has available for issuance 12,500 shares of our common stock, in addition to the shares underlying options outstanding as of the record date for the annual meeting.

The following tables set forth, as of June 30, 2004:

     o the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our shareholders and those granted under plans, including individual compensation contracts, not approved by our shareholders (column A),

     o the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

     o the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).


                                             Column A                    Column B                       Column C
                                             Number of                                              Number of shares
                                        shares to be issued          Weighted average            remaining available for
                                         upon exercise of            exercise price of        future issuance under equity
                                       outstanding options,         outstanding options       compensation plans (excluding
                                        warrants and rights         warrants and rights       shares reflected in column A)
                                        -------------------         -------------------       -----------------------------
Equity incentive plans
   approved by shareholders                 1,008,500                     $ 0.57                         591,500
Equity incentive plans not
   approved by shareholders                         0                        N/A                         400,000
Totals                                      1,008,500                     $ 0.57                         991,500

The shares to be issued upon exercise of outstanding options, warrants and rights granted under plans not approved by shareholders consist of 400,000 shares reserved for issuance under our 1980 restricted stock purchase. We may sell our common stock under the 1980 plan to our officers, directors, employees and consultants at prices to be determined from time to time by our board of directors.

The table does not include 100,000 shares underlying warrants we issued to our lender in connection with the establishment of our revolving credit facility in September 2001.

Performance Graph

The following graph sets forth the annual changes for the five-year period indicated in a theoretical cumulative total shareholder return of an investment of $100 in our common stock and each comparison indices, assuming reinvestment of dividends, if any.

AFP IMAGING CORP

                                                                            Cumulative Total Return
                                                    -------------------------------------------------------------------------
                                                           6/99        6/00         6/01        6/02        6/03        6/04



AFP IMAGING CORPORATION                                  100.00      128.00        82.86       48.57       51.43      428.57
NASDAQ STOCK MARKET (U.S.)                               100.00      192.65        68.58       58.24       56.04       76.42
PEER GROUP                                               100.00       89.56       124.73      150.65      156.26      224.29

The peer group is comprised of Apogent Technologies Inc., Biolase
Technology, Inc., Dentsply International, Inc., Milestone Scientific, Inc., Patterson Companies Inc., and Henry Schein Inc.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee. Executive compensation, including compensation for our co-chief executive officers, is determined by our board in its entirety, based on each executive's responsibilities and the executive compensation philosophy determined by our board. Donald Rabinovitch and David Vozick, our co-chief executive offices who each serve on our board, participated in the deliberations of our board concerning executive officer compensation. None of our executive officers served at any time during our fiscal year ended June 30, 2004, on the board of directors or compensation committee (or committee performing equivalent functions) of any other entity one of whose executive officers served on our board.

Report of the Board of Directors on Executive Compensation

Executive Compensation

Our executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi- discipline management responsibilities, achievement of our company's overall performance goals, individual initiative and achievement, and allowing our company to attract and retain management with the skills critical to its long-term success. Management compensation is intended to be set at levels that we believe is consistent with that provided in comparable companies. Our company's compensation programs are designed to motivate executive officers to meet annual corporate performance goals and to enhance long-term stockholder value. Our company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries
-----------------------

Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual and by comparing compensation levels for similar positions at companies within our principal industry. We review our executives' base salaries and determine increases based upon an officer's contribution to corporate performance, current economic trends, and competitive market conditions.

Performance Incentives
----------------------

We utilize performance incentives based upon criteria relating to performance in special projects undertaken during the past fiscal year, contribution to the development of new products, marketing strategies, manufacturing efficiencies, revenues, income and other operating goals to augment the base salaries received by executive officers.

Incentive Stock Options
-----------------------

Our company uses incentive stock options granted under its stock option plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of our company's shareholders. Incentive stock options are typically granted at the commencement of employment of key personnel and have been augmented by subsequent periodical grants. All of our company's stock option plans have been approved by our shareholders.

Benefits and Other Compensation
-------------------------------

Our company offers a life, health and disability benefits to its executive officers, which is similar to the benefits offered to all of its employees. Our company also provides supplemental life and disability insurance coverage as well as an automobile allowance to its two senior executive officers as additional compensation.

Retirement and Post Retirement Benefits

Our company does not offer a post-retirement health plan to its executive officers or employees. However, our company does offer a Section 401(k) retirement savings plan to its executive officers, which is the same plan offered to all of its employees. Our company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, and disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by our company each fiscal year is determined by us following a review of the operating results and other financial information with respect to such fiscal year. The defined contribution plan requires no minimum contribution by our company. Our company contributed an aggregate of $60,000 to the savings plan for our fiscal year ended June 30, 2004. Our company did not contribute to the savings plan for our fiscal years ended June 30, 2003 and 2002.

Respectfully submitted,
David Vozick        Donald Rabinovitch
Robert Blatt        Jack Becker

Code of Ethics

Our board of directors has established a code of ethics that applies to our principal executive, financial and accounting officer(s). A copy of our code of ethics has been made Exhibit 14 to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003. Upon the written request of a shareholder, addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, we will provide without charge to such shareholder a copy of our code of ethics. A copy of our code of ethics can also be obtained from the SEC's EDGAR Database at www.sec.gov.

Certain Relationships and Related Transactions

One of our directors, Robert Blatt, serves as a paid consultant to our company on various business matters. In our fiscal year ended June 30, 2004, he earned $16,100 in consulting fees. We paid Snow Becker Krauss P.C., our outside general counsel, approximately $24,484 during our fiscal year ended June 30, 2004 for services rendered and reimbursements of expenses incurred on our behalf. One of our directors, Jack Becker, is a principal of Snow Becker Krauss P.C.

Recommendation of Our Board of Directors

Our board of directors recommends that shareholders vote FOR the election as directors of the board's nominees as listed above.


                                PROPOSAL NUMBER 2
                   APPROVAL OF OUR 2004 EQUITY INCENTIVE PLAN

Our board of directors has adopted the AFP Imaging Corporation 2004 Equity Incentive Plan and, under this proposal, we are asking that you, our shareholders, approve the 2004 plan.

We believe that the 2004 plan is integral to our compensation strategies and programs. There is an ongoing "battle for talent" within the industries in which we operate and within the overall domestic employment market. In order to retain and secure employees in this intensely competitive employment environment, we must have competitive compensation programs, particularly with respect to equity-based awards. The use of stock options and other stock awards among public companies is widely prevalent. The 2004 plan will give us more flexibility to keep pace with our competitors.

With shareholder approval of the 2004 plan, we expect to use stock options as our most widely used form of long-term incentives for our directors, executive officers, employees and consultants. The 2004 plan also will permit stock bonus grants, restricted stock grants, performance stock grants, stock appreciation rights grants and other types of awards.

Our board of directors adopted the 2004 plan in anticipation of the expiration of our 1995 Stock Option Plan in December 2005. There are 469,000 shares of our common stock issuable upon exercise of outstanding options under our 1995 plan and an additional 631,000 shares are available for grant under our 1995 plan, each as of the record date for the annual meeting.

We have not granted any stock options or other awards under the 2004 plan through the date of this proxy statement.

Plan Summary

A summary of the principal features of the 2004 plan is provided below, but is qualified in its entirety by reference to the actual 2004 plan. We have filed the 2004 plan as an exhibit to our Current Report on Form 8-K (Date of Report:
September 23, 2004), which was filed with the Securities and Exchange Commission on October 8, 2004. Upon the written request of a shareholder, addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, we will provide without charge to such shareholder a copy of the 2004 plan. A copy of the 2004 plan can also be obtained from the SEC's EDGAR Database at www.sec.gov.

Purposes

The purposes of the 2004 plan are to:

     o enable us and our subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to our success, and

     o provide incentives to participants in the 2004 plan that are linked directly to increases in shareholder value which will therefore inure to the benefit of all of our shareholders.

Shares Available for Issuance

The maximum number of shares of our common stock that initially may be issued under the 2004 plan is 600,000.

The number of shares that may be granted pursuant to the 2004 plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or shareholders and compliance with applicable securities laws, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock.

Administration

The 2004 plan will be administered by of our board of directors, or a committee of the board in which each member will be an independent director. Throughout the remainder of this discussion of the 2004 plan, the term "administrator" refers to the board or the committee delegated authority to administer the 2004 plan.

The 2004 plan provides for the administrator to have full authority, in its discretion, to:

     o    select the persons to whom awards will be granted,

     o    grant awards,

     o    determine the number of shares to be covered by each award,

     o determine the type, nature, amount, pricing, timing and other terms of each award, and

     o interpret, construe and implement the provisions of the 2004 plan, including the authority to adopt rules and regulations.

Eligibility

Participation in the 2004 plan is limited to our, our subsidiaries' and our affiliates':

     o    employees, including officers,

     o    directors,

     o    consultants, and

     o    advisors.

Types of Awards

Under the 2004 plan, the administrator is authorized to award:

     o    stock options,

     o    stock bonuses,

     o    restricted stock,

     o    stock appreciation rights, commonly referred to as "SARs,"

     o    performance grants, and

     o    other types of awards.

Stock Options
-------------

The administrator is authorized to grant stock options, which may be either incentive stock options qualifying for favorable tax treatment under the Internal Revenue Code, referred to as "ISOs," or nonqualified stock options, referred to as "NSOs." The exercise price of an ISO must be no less than 100% of the fair market value of our common stock on the date of the grant; and the exercise price of an NSO must be no less than 85% of such fair market value. For purposes of the 2004 plan, fair market value shall be equal to the closing market price of our common stock on the principal stock market in which the common stock trades. In the absence of a market price, fair market value shall be determined in such manner as the administrator may deem equitable, or as required by applicable law or regulation.

At the time of grant, the administrator will determine when options are exercisable and when they expire. In absence of such determination, each option will have a ten year term, with one quarter of the shares subject to the option becoming exercisable on the first anniversary of the option grant and with an additional one-quarter becoming exercisable on each of the next three anniversary dates. The term of an option cannot exceed ten years, except in the case of an ISO granted to a person who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a "10% shareholder." An ISO granted to a 10% shareholder cannot have a term exceeding five years, nor may such an ISO be exercisable at less than 110% of the fair market value of our common stock on the date of grant. ISOs may not be granted more than ten years after the date of adoption of the 2004 plan by our board of directors, which was on September 24, 2004.

No more than 150,000 shares that are subject to options may be granted to any one individual in any calendar year. In addition, the aggregate fair market value of shares first exercisable in any calendar year by an individual holding ISOs, whether under the 2004 plan or any other plan of our company, may not exceed $100,000. In such an event, the shares in excess of such $100,000 limitation shall be deemed granted as an NSO.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, or at the option of the administrator:

     o    by reduction of indebtedness we owe to the optionee,

     o by the transfer to us of shares of our common stock owned by the participant for at least six months, or obtained in the public market, and which are valued at fair market value on the date of transfer,

     o    in the case of employees, by interest bearing promissory note, or

     o through a "same day sale" or "margin" commitment by an NASD member broker-dealer.

Restricted Stock Grants
-----------------------

Restricted stock consists of shares of our common stock which are sold to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. The administrator determines the eligible participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time within which the shares covered by such grants will be subject to forfeiture, the time at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions could include, but are not limited to, performance criteria, continuous service with us, the passage of time or other restrictions. In the case of a 10% shareholder, restricted stock will only be issued at fair market value.

Any performance criteria may be used to measure our performance as a whole or the performance of any of our subsidiaries, affiliates or business units. Any performance criteria may be adjusted to include or exclude extraordinary items.

SARs
----

An SAR is a right, denominated in shares, to receive an amount, payable in shares, in cash or a combination of shares and cash, that is equal to the excess of: (a) the fair market value of our common stock on the date of exercise of the right over (b) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. SARs may be awarded either in combination with the grant of an option or other type of award or individually.

Stock Bonus Awards
------------------

The administrator may award shares of our common stock to participants without payment therefor, as additional compensation for service to us, our subsidiaries or our affiliates.

Performance Grants
------------------

The 2004 plan authorizes the administrator to award performance grants. Performance grant awards are earned over a performance period determined by the administrator at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap. Further, performance grants can be awarded separately or in tandem with other awards.

At the time a performance grant is awarded, the administrator will establish minimum and maximum performance goals over the performance period. The portion of the performance award earned by the participant will be determined by the administrator, based on the degree to which the performance goals are achieved. No performance grants will be earned by the participant unless the minimum performance goals are met.

Amendment of the 2004 Plan

Except as may be required for compliance with Rule 16b-3 under the Exchange
Act and Sections 162(m) or 422 of the Internal Revenue Code, our board of directors has the right and power to amend the 2004 plan; provided, however, that the board may not amend the 2004 plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the 2004 plan or any type of amendment thereto, then, to the extent so required, shareholder approval will be obtained.

Termination of the 2004 Plan

Subject to earlier termination by our board of directors, the 2004 plan will terminate on September 23, 2014. Termination of the 2004 plan will not in any manner impair or adversely affect any award outstanding at the time of termination.

Administrator's Right to Modify Benefits

Any award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2004 plan, or applicable agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

Change in Control

An award agreement may provide that, upon a "change in control," all or any portion of the award shall automatically become immediately vested and exercisable, that restrictions relating to the award shall lapse or that the award shall become immediately payable.

A change of control will be deemed to have occurred if:

     o any person (other than a current shareholder or holder of rights entitling the holder to acquire our securities) acquires beneficial ownership of 50% or more of the voting power of our then-outstanding voting securities,

     o members of our current board cease to constitute a majority of our board without the approval of our current board (or those elected with the approval of the directors on the board at the time of such member's election), or

     o we are a party to a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, other than a merger in which we are the surviving corporation and such merger does not result in any other manner in a change in control.

Reusage

If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock or SARs are forfeited or terminated without the issuance of all of the shares subject to such award, the shares covered by such awards again will be available for use under the 2004 plan. Shares covered by an award granted under the 2004 plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a participant. The number of shares which are transferred to us by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares covered by an award granted under the 2004 plan which is settled in cash will not be counted as used.

Termination of Options

Upon the termination of an optionee's employment or other service with us, the optionee will have three months to exercise options to the extent exercisable as of the date of termination, except where such termination is for cause, in which event the option will expire immediately. However, if, the termination is due to the optionee's death or disability, then the optionee or the optionee's estate or legal representative shall have the right to exercise any vested options for twelve months after such death or disability. The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of: (a) five years from such termination or (b) the option's original expiration date.

Federal Income Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to us and participants under the 2004 plan. Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2004 plan.

ISOs
----

An optionee generally does not recognize taxable income upon the grant or upon the exercise of an ISO.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale or (b) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposing of them in a disqualifying disposition. In the year of disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disposition.

If an optionee sells ISO shares after having held them for at least one year from exercise and two years from the date of grant, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. Such income will be taxed at long-term capital gains rates. In such an event, we will not be entitled to a federal income tax deduction. The holding period requirements generally are waived when an optionee dies.

The exercise of an ISO may, in some cases, trigger liability for the alternative minimum tax.

NSOs
----

An optionee does not recognize taxable income upon the grant of an NSO.
Upon the exercise of an NSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price, unless the optionee is subject to the provisions of Section 16 of the Securities Exchange Act of 1934. We will receive an income tax deduction in an amount equal to the ordinary income which the optionee recognizes upon the exercise of the stock option. If an optionee sells shares received upon the exercise of an NSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise. If the optionee is subject to
Section 16, absent an election to be taxed at the time of exercise, the optionee will be taxed when the insider trading restrictions of Section 16 lapse, and then based upon the value of the shares at the time the trading restrictions lapse.

Restricted Stock
----------------

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award or payment. Instead, the participant recognizes ordinary income in the taxable year in which his or her interest in the shares becomes either: (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. On the date restrictions lapse, the participant includes in taxable income the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock, less any cash paid for the shares, on the date of the award.

We will receive a compensation expense deduction in the taxable year in which restrictions lapse, or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income.

Other Benefits
--------------

In the case of an exercise of an SAR or an award of a performance grant, or stock bonus, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Million Dollar Deduction Limit
------------------------------

We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Registration and Effect of Stock Issuance

We intend to register under the Securities Act the shares of our common stock issuable under the 2004 plan. This will make such shares immediately eligible for resale in the public market.

The issuance of shares of our common stock under the 2004 plan will dilute the voting power of our shareholders.

Miscellaneous

A new benefits table is not provided because no grants have been made under the 2004 plan and all benefits are discretionary. Accordingly, benefits are not determinable with respect to our co-chief executive officers, other named executive officers, all current executive officers as a group, all current directors and are not executive officer as a group and all employees, including all current officers who are not executive officers, as a group.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock actually cast at the special meeting on this proposal number 2 will be required to approve the AFP Imaging Corporation 2004 Equity Incentive Plan.

Recommendation of Our Board of Directors

Our board of directors recommends a vote FOR approval of the AFP Imaging Corporation 2004 Equity Incentive Plan.


                                   PROPOSAL 3
          APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

At the annual meeting, our shareholders will be asked to approve an amendment to our certificate of incorporation. This amendment will eliminate an article within our certificate of incorporation concerning our 12% Convertible Subordinated Debentures Due 1997. Such debentures were paid or otherwise retired in or prior to June 1997. As such, we believe it to be no longer necessary to include reference to these debentures in our certificate of incorporation.

The article proposed to be eliminated reads as follows:

     "Section 1. Each holder of the Corporation's 12% Convertible Subordinate
      Debentures due 1997, principal amount $4,875,000 (the "A Debentures"), shall be entitled to vote on or consent to the matters specified in this Article Ninth on the basis of one vote for each $3.25 in principal amount of Debentures held by him. For purposes only of taking action as a class with the holders of the Debentures and not in limitation of any other voting rights granted to the holders of the Series A Preferred Stock, each holder of the Series A Preferred Stock shall be entitled to vote on or consent to the matters specified in this Article NINTH on the basis of one vote for each share of Series A Preferred Stock held by him. So long as the sum of (a) the number of shares of Series A Preferred Stock then outstanding multiplied by two dollars and sixty cents ($2.60) and (b) the principal amount of Debentures then outstanding equals at least three million seven hundred thirty seven thousand five hundred dollars ($3,737,500) in the aggregate, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the Series A Preferred Stock and the Debentures then outstanding, acting together as a class, representing at least two-thirds of the votes entitled to be cast by all such holders:

          (i) sell, lease, exchange or otherwise dispose of all or substantially all of its assets; or
          (ii) consolidate or merge (other than a merger into the Corporation of a subsidiary incorporated in New York at least ninety-five percent (95%) of whose shares of each class are owned by the Corporation) into or with another corporation.

     "Section 2. Each holder of Debentures shall have the right to inspect the Corporation's books and records."

The Series A Preferred Stock referred to in the article to be eliminated also is no longer outstanding. Accordingly, the effect of eliminating the article will have no effect on our outstanding securities.

We believe the proposed elimination will alleviate any confusion as to our authorized voting securities and will have no effect on our currently authorized capitalization.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any direct or indirect financial or other personal interest in the authorization of the amendment to our certificate of incorporation described in this proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the annual meeting will be required to approve of this amendment to our certificate of incorporation.

Recommendation of Our Board of Directors

Our board of directors recommends a vote FOR approval of this amendment to our certificate of incorporation.

                             INDEPENDENT ACCOUNTANTS

Goldstein Golub Kessler LLP serves as our independent certified public accountants. Goldstein Golub Kessler LP, independent registered public accounting firm, has a continuing relationship with American Express Tax & Business Services ("TBS"), from which is leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler has no full time employees and, therefore, none of the audit services performed were provided by permanent full time employees of Goldstein Golub Kessler. Goldstein Golub Kessler manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. Representatives of Goldstein Golub Kessler are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services.

The following table sets forth the fees billed by our independent accountants for our fiscal years ended June 30, 2004 and 2003 for the categories of services indicated. Goldstein Golub Kessler LLP served as our independent accountants for our fiscal year ended June 30, 2004 and Ernst & Young LLP served as our independent accountants for our fiscal year ended June 30, 2003.

Category                                                                                      2004                2003
--------                                                                                      ----                ----
Audit fees (1)......................................................................        $ 59,703           $  80,000
Audit-related fees (2)..............................................................             790                   0
Tax fees (3)........................................................................               0                   0
All Other Fees......................................................................               0                   0
__________

     (1) Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

     (2) Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in "audit fees" in this table.

     (3) Consists of professional services rendered for tax compliance, tax advice and tax planning. The nature of these tax services is tax preparation.


Change in Certifying Accountants

Goldstein Golub Kessler LLP served as our auditors for our fiscal year ended June 30, 2004. Ernst & Young LLP served as our auditors for our fiscal year ended June 30, 2003. Our board of directors determined not to renew the engagement of Ernst & Young on September 19, 2003 and selected Goldstein Golub Kessler LLP, as our new auditors with respect to our fiscal year ended June 30, 2004. Ernst & Young audited our financial statements for our fiscal years ended June 30, 2003 and 2002.

The reports of Ernst & Young for the two fiscal years preceding the termination of its relationship with our company did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the two fiscal years preceding our determination not to renew the engagement of Ernst & Young and through the date of our determination not to renew the engagement of Ernst & Young, we had no disagreements with Ernst & Young on any matters relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with Ernst & Young's audit report for either or both of such two fiscal years. In addition, during the two fiscal years preceding the termination of its relationship with our company and through the date of our determination not to renew the engagement of Ernst & Young, neither we nor anyone acting on our behalf consulted with Goldstein Golub Kessler on matters regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered for our financial statements.

We requested that Ernst & Young furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Ernst & Young. A copy of Ernst & Young's letter, dated October 3, 2003, was filed as exhibit 99.2 to our Current Report on Form 8-K (Date of Report: October 3, 2003), filed with the SEC on October 3, 2003.

Pre-Approval Policy

In addition to retaining Goldstein Golub Kessler LLP to audit our consolidated financial statements for our fiscal year ending June 30, 2005, we retained Goldstein Golub Kessler to provide other auditing and advisory services to us in our 2005 fiscal year. We understand the need for Goldstein Golub Kessler to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Goldstein Golub Kessler, our board of directors has restricted the non-audit services that Goldstein Golub Kessler may provide to us primarily to tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from Goldstein Golub Kessler only when the services offered by Goldstein
Golub Kessler are more effective or economical than services available from other service providers.

Our board of directors also has adopted policies and procedures for pre-approving all non-audit work performed by Goldstein Golub Kessler and any other accounting firms we may retain. Specifically, our board has pre-approved the use of Goldstein Golub Kessler for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request Goldstein Golub Kessler to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, our board has also set a specific annual limit on the amount of such services which we would obtain from Goldstein Golub Kessler, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the audit committee for all engagements.


                                  OTHER MATTERS

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.


                            EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.


                              SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in our next year's proxy statement, shareholder proposals must be received at our principal's executive offices no later than the close of business on July 15, 2005. Proposals should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting

For any proposal that is not submitted for inclusion in our next year's proxy statement, but is instead sought to be presented directly at next year's annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

     o receive notice of the proposal before the close of business on September 28, 2005 and advise our shareholders in our proxy statement for next year's annual meeting about the nature of the matter and how management intends to vote on such matter, or

     o do not receive notice of the proposal prior to the close of business on September 28, 2005.

Notices of intention to present proposals at next year's annual meeting should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.


                          AVAILABILITY OF OUR FORM 10-K

We will provide without charge to any shareholder as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

                                       By order of the Board of Directors,

                                       David Vozick, Secretary

Elmsford, New York
November 12, 2004

                        ANNUAL MEETING OF SHAREHOLDERS OF

                             AFP IMAGING CORPORATION

                                December 10, 2004


                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.


     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE (x)
--------------------------------------------------------------------------------


                                                   NOMINEES:
1. Election of Directors:                          O David Vozick
                                                   O Donald Rabinovitch
(  )  FOR ALL NOMINEES                             O Jack Becker
                                                   O Robert A. Blatt
(  )  WITHHOLD AUTHORITY
      FOR ALL NOMINEES

(  )  FOR ALL EXCEPT
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)



2. To consider and act upon a proposal to approve the Company's 2004 Equity Incentive Plan;

3. To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation;

4. Upon such other matters, which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED, FOR THE RATIFICATION OF THE PROPOSAL TO APPROVE THE COMPANY'S 2004 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder  ___________________Date:__________
Signature of Shareholder_____________________Date:__________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                             AFP IMAGING CORPORATION

The undersigned shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 12, 2004, and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 2004 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 10, 2004 at 9:00 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)